CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information," "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our reports dated September 4, 1996, in this Registration Statement (Form N-1A 33-61738) of Premier Insured Municipal Bond Fund including the National Series, California Series, Connecticut Series, Florida Series, New Jersey Series, and the
New York Series.



                                         ERNST & YOUNG LLP

New York, New York
November 25, 1996